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                                                                Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vertel Corporation on Form S-8 of our report dated January 23, 1998, except for the last paragraph of Note 2, as to which the date is February 11, 1998, appearing in the Annual Report on Form 10-K of Vertel Corporation for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

Los Angeles, California
March 26, 1999